Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of the 29th day of January, 2014.

AMONG:

DANE ACQUISITION CORP., a corporation incorporated under the laws of the state of Nevada with an address of 500 McLeod Trail
East - #5178, Bellingham, Washington, USA 98226.

(the “Purchaser”)

OF THE FIRST PART
AND:

DANE EXPLORATION INC., a corporation incorporated under the
laws of the state of Nevada with an address of 500 McLeod Trail
East - #5178, Bellingham, Washington, USA 98226.

(“Dane”)

OF THE SECOND PART
AND:

PORTUS HOLDINGS INC., a corporation incorporated under the
laws of the state of Nevada with an address of 401 E Las Olas Blvd.,
Suite 1400, Ft. Lauderale, Florida, USA 33301.

(the “Vendor”)

OF THE THIRD PART
AND:

DAVID CHRISTIE, an individual with an address of 3577 – 349
West Georgia Street, Vancouver, British Columbia, Canada
V6B 3Y4.

(the “Principal Shareholder”)

OF THE FOURTH PART

WHEREAS:

A.           The Vendor owns, operates and carries on the Business (as defined below).

B.           The Purchaser now wishes to purchase the assets of the Business (the “Purchased Assets”), which are set out in Schedule A and exclude the Excluded Assets (as defined below), and the Vendor has agreed to sell to the Purchaser the Purchased Assets on and subject to the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and of the sum of $10.00 paid by the each party to the other, the receipt of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1.             INTERPRETATION

1.1           Where used herein or in any amendments or Schedules hereto, the following terms will have the following meanings:

(a)	“Agreement” means this Asset Purchase Agreement, including all schedules, and all instruments supplemental to or in amendment or confirmation of this Agreement;

(b)
“Business” means the global, multilingual, cloud based food and beverage service online portal business owned and operated by the Vendor and as more particular described in the Vendor’s reports and registration statements filed with the SEC pursuant to the Exchange Act and the Securities Act, including, but not limited to, the Vendor’s Amendment No. 3 to the Vendor’s Registration Statement on Form S-1 (SEC File No. 333-186588) filed with the SEC on or about November 7, 2013;

(c)	“Closing Date” means February 12, 2014 or such other date as agreed in writing by the parties;

(d)	“Dane Financial Statements” means the audited financial statements for the year ended September 30, 2013, filed with the SEC;

(e)	“Dane Shares” means the 50,000,000 shares of the Purchaser’s common stock to be issued to the Vendor in accordance with the terms of this Agreement.

(f)	"Employment Agreements" means the employment, service and pension agreements of the Vendor set forth in Schedule C.

(g)	"Exchange Act" means the United States Securities Exchange Act of 1934.

(h)	"Excluded Assets" means those assets of the Vendor pertaining to the Business that will not be acquired by the Purchaser and set forth in Schedule F.

(j)	“Material Agreements” mean the material agreements of the Vendor set forth in Schedule E;

(k)	“MI 51-105” means Canadian Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over-The-Counter Markets;

(l)	“Permitted Encumbrances” mean the security interests granted by the Vendor and disclosed to the Purchaser, as listed in Schedule B;

(m)	“Principal Shares” means the 50,000,000 presently issued restricted shares in the common stock of Dane held by the Principal Shareholder;

(n)
“Purchased Assets” means all of the assets, property and undertaking, except for the Excluded Assets, primarily owned and used by the Vendor or held by it for use in, or in respect of the operation of, the Business including, without limitation the following properties and assets:

(i)
all fixed assets, machines, machinery, equipment (including, without limitation, manufacturing and quality control equipment and office equipment including computer equipment), fixtures, furniture, furnishings, vehicles and other tangible property, if any, used or held by the Vendor primarily in respect of the Business whether located in or on the premises of the Vendor or elsewhere, including, without limitation, those listed in Schedule A;

(ii)
all lands and premises and freehold and leasehold property and interest therein, owned by the Vendor and all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate thereon or forming part thereof including, without limitation, the lands and premises set forth in Schedule D and all plants, buildings, structures, improvements, appurtenances and fixtures situate on or forming part thereof;

(iii)
all right, title and interest of the Vendor in, to and under all contracts and agreements and other rights of or pertaining to the Business and all right, title and interest of the Vendor in, to and under the material contracts and agreements described in Schedule E; provided that the Purchaser shall in no event be liable or responsible for any liabilities or obligations which shall be in existence, or accruing, at the Closing Date;

(iv)
all right, title, benefit and interest of the Vendor in respect of all registered or unregistered trademarks, logos and trade names of or pertaining to the Business or owned by the Vendor including, without limitation, those listed in Schedule A and all renewals, modifications and extensions thereof;

(v)
all patterns, plans, designs, research data, copyrights, trade secrets and other proprietary know-how, processes, drawings, technology, unpatented blue prints, flow sheets, equipment and parts listed and descriptions and related instructions, manuals, data, records and procedures including those listed in Schedule A and any and all data used in the Business, and all licenses, agreements and other contracts and commitments relating to any of the foregoing to which the Vendor is a party except for the Excluded Assets;

(vi)	all amounts prepaid in connection with the Business and the Purchased Assets including, without limitation, taxes, business taxes, rents, telephone and insurance;

(vii)
the goodwill of the Business including, without limitation, the exclusive right to the Purchase to represent itself as carrying on the Business in continuation of and in succession to the Vendor and all right, title and interest of the Vendor in, to and in respect of the name “Portus Cloud” and variations thereof;

(viii)	the full benefit of all warranties and warranty rights (implied, express or otherwise) against manufacturers or sellers which apply to any of the Purchased Assets;

(ix)
all books and records and files relating to the Business, stored on any type of media (other than those that form part of the Excluded Assets) including, without limitation, all production, inventory, sales and customer records and lists (containing addresses, phone numbers and business contacts of such customers and all correspondence, research materials, contract documents, licenses and permits, except that where the Vendor is required by law to retain a particular book, record or file, it shall retain such book, record or file and deliver to the Purchaser a copy thereof;

(x)	all accounts receivable (other than those that form part of the Excluded Assets); and

(xi)	all other rights, property and assets (other than the Excluded Assets) of the Vendor primary in connection with the Business, of whatsoever nature or kind and wherever situated.

(o)	“Real Property” means the real property and leases of the Vendor set forth in Schedule D; and

(p)	“SEC” means the United States Securities and Exchange Commission;

(q)	“Securities Act” means the United States Securities Act of 1933, as amended; and

(r)	“Vendor Financial Statements” means the audited annual financial statements for the year ended December 31, 2012 and the unaudited interim financial statements for the period ended September 30, 2013.

1.2         All dollar amounts referred to in this agreement are in United States dollars, unless expressly stated otherwise.

1.3         The following schedules are attached to and form part of this Agreement:

Schedule A – List of Assets
Schedule B – List of Permitted Encumbrances
Schedule C – Employment, Service & Pension Agreements of the Vendor
Schedule D – Real Property & Leases of the Vendor
Schedule E – Material Agreements of the Vendor
Schedule F – Excluded Assets

2.             PURCHASE AND SALE OF ASSETS

2.1          Subject to the terms and conditions of this Agreement, the Vendor will sell, assign and transfer to the Purchaser and the Purchaser will purchase from the Vendor the Purchased Assets free and clear of all liens, encumbrances and charges, except for the Permitted Encumbrances, on the Closing Date.

2.2          In consideration of the Purchased Assets, Dane will issue the Dane Shares to the Vendor on the Closing Date.

3.             NON-ASSUMPTION OF LIABILITIES

3.1          Except for the Permitted Encumbrances, it is understood and agreed between the parties that the Purchaser is not assuming and will not be liable or responsible for any of the liabilities, debts or obligations of the Vendor or the Business existing or accruing at the Closing Date, whether or not relating to the Business, and the Vendor will indemnify and save harmless the Purchaser, its officers, directors, employees, agents and shareholders from and against all costs, expenses, losses, claims or liabilities, including reasonable legal fees and disbursements, suffered or incurred by the Purchaser or any Persons arising out of any liabilities, debts and obligations, save and except those obligations, commitments, debts or liabilities of or claims against the Vendor specifically assumed by the Purchaser under the terms of this Agreement.

4.             SECURITIES PROVISIONS

4.1          The Vendor acknowledges and agrees that the Dane Shares will be issued by Dane to the Vendor pursuant to the exemptions from the registration requirements of the Securities Act set out in Rule 506 of Regulation D promulgated under the Securities Act, that the Dane Shares will be “restricted securities” under the Securities Act and the rules and regulations promulgated thereunder, and that any certificates representing the Dane Shares will be endorsed with a legend substantially similar to the following in accordance with Regulation D of the Securities Act:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

4.2          The Vendor agrees not to reoffer, resell, transfer or dispose the Dane Shares unless such reoffer, resale, transfer or disposition is made pursuant to an effective registration under the Securities Act and any applicable state securities laws, or pursuant to an available exemption from the registration requirements of the Securities Act, and any applicable state securities laws.  The Vendor further agrees that the Purchaser may refuse to register any resale or transfer of the Dane Shares not made pursuant to an effective registration under the Securities Act and any applicable state securities law or pursuant to an available exemption from the registration requirements of the Securities Act.

4.3          The Vendor covenants, represents and warrants to Dane as follows, and acknowledges that Dane is relying upon such covenants, representations and warranties in connection with the sale of the Dane Shares to the Vendor:

(a)
An investment in Dane’s securities is highly speculative, and the Vendor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of his investment, has such knowledge and experience in financial or business matters such that he is capable of evaluating the merits and risks of the investment in the securities of Dane.

(b)	The Vendor can bear the economic risk of an investment in the securities of Dane.

(c)
The Vendor has had full opportunity to review Dane’s filings with the SEC, including Dane’s annual reports on Form 10-K, quarterly reports on Form 10-Q, Current Reports on Form 8-K and additional information regarding the business and financial condition of Dane.  The Vendor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Dane Shares. The Vendor further represents that it has had an opportunity to ask questions and receive answers from Dane regarding the terms and conditions of the offering of the Dane Shares under this Agreement and the business, properties, prospects and financial condition of Dane.  The Vendor has had full opportunity to discuss this information with the Vendor’s legal and financial advisers prior to execution of this Agreement.

(d)
The Vendor acknowledges that it has been informed that the offering of the Dane Shares by Dane has not been reviewed by the SEC or any other regulatory body and that the Dane Shares are being issued by Dane pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

(e)
The Vendor understands that the Dane Shares will be "restricted securities" under the Securities Act and the rules and regulations promulgated thereunder as they are being acquired from Dane in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Vendor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act and the rules and regulations promulgated thereunder.

(f)	The Vendor acknowledges that Dane is in the early stages of development of its business and may require substantial funds in the near future in order to continue as a going concern.

(g)	The Vendor is not aware of any general solicitation or advertisement of the Dane Shares.

4.4          The Vendor acknowledges and agrees that Dane is an “OTC reporting issuer” as that term is defined in MI 51-105, and that the Dane Shares will be issued and sold pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws.  The Vendor further acknowledges and agrees that the Dane Shares may not be traded in or from a jurisdiction in Canada unless such trade is made in accordance with the provisions of MI 51-105, the Vendor will, and will cause its affiliates to, comply with such conditions in  making any trade of the Dane Shares in or form a jurisdiction in Canada and Dane will refuse to register any transfer of the Dane Shares made in connection with a trade of the Dane Shares in or from a jurisdiction in Canada and not made in accordance with the provisions of MI 51-105.  Notwithstanding the generality of the foregoing, as of the date hereof, MI 51-105 generally provides that the Dane Shares may not be traded in or form a jurisdiction in Canada unless the following conditions have been met:

(a)	A four month period has passed from the later of (i) the date that Dane distributed the Dane Shares, and (ii) the date the Dane Shares were distributed by a control person of Dane;

(b)	If the person trading the Dane Shares is a control person of Dane, such person has held the Dane Shares for at least 6 months;

(c)
The number of Dane Shares that the person proposes to trade, plus the number of common shares of Dane that such person has traded in the preceding 12 months, does not exceed 5% of Dane’s outstanding common shares;

(d)	The trade is made through an investment dealer registered in a jurisdiction in Canada;

(e)	The investment dealer executes the trade through any of the over-the-counter markets in the United States;

(f)	There has been no unusual effort made to prepare the market or create a demand for the Dane Shares;

(g)	No extraordinary commission or other consideration is paid to a person for the trade;

(h)	If the person trading the Dane Shares is an insider of Dane, the person reasonably believes that Dane is not in default of securities legislation; and

(i)	All certificates representing the Dane Shares bear the Canadian restrictive legend set out in Section 13(1) of MI 51-105.

4.5          As of the date hereof, the Vendor represents and warrants to Dane that it does not presently intend to trade the Dane Shares in or from a jurisdiction in Canada.  If, after the date hereof, the Vendor does not trade the Dane Shares in or from a jurisdiction in Canada, it will, prior to any such trade, and in addition to complying with the provisions of section 4.4 of this Agreement, re-submit all certificates representing the Dane Shares to the Vendor for purposes of having the legend set out in Section 13(1) of MI 51-105 endorsed on such certificates.

5.             CANCELLATION OF PRINCIPAL SHARES

5.1          The Principal Shareholder will surrender to Dane 49,800,000 shares of Dane’s common stock held by the Principal Shareholder for cancellation on the Closing Date.

5.2          The Principal Shareholder acknowledges that:

(a)	the surrender of the 49,800,000 shares is for no valuation consideration; and

(b)	the Purchaser, Dane and the Vendor are relying on such surrender in entering into this Agreement and the transaction contemplated therein.

6.            REPRESENTATIONS AND WARRANTIES OF THE VENDOR

6.1         The Vendor represents and warrants to the Purchaser, Dane and the Principal Shareholder as follows, and acknowledges that the Purchaser, Dane and the Principal Shareholder are relying upon such representations and warranties in connection with the execution of this Agreement:

(a)
The Vendor has been duly incorporated and organized, is validly existing and is in good standing under the laws of the state of Nevada, and has the corporate power to own or lease its property and to carry on its Business.

(b)
The Vendor has all necessary corporate power, authority and capacity to own the Purchased Assets and to carry on the Business as presently conducted and is in good standing each jurisdiction in which the nature of the Business or the Purchase Assets makes qualification necessary.

(c)
The Vendor has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the party of the Vendor.

(d)
The Purchased Assets do not constitute all of the property and assets of the Vendor, including goodwill and corporate franchises, within the meaning contemplated by NRS 78.565, and that the Excluded Assets constitute real, valuable and substantive assets of the Vendor.

(e)
With the exception of the Permitted Encumbrances, the Purchased Assets are owned by the Vendor as the legal and beneficial owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever with the sole and exclusive right to use the same.  All intellectual property is in good standing and duly registered in all appropriate offices where required to preserve the rights and interests thereto.  The Vendor has no knowledge of any claim or adverse ownership to infringe, oppose or conflict with any of the intellectual property.  The conduct of the Business does not infringe on the patents, trademarks or copyrights, domestic or foreign, of any other person, firm or entity.

(f)
The Vendor has no indebtedness to any person, firm or corporation which is capable by operation of law, instrument or otherwise now or hereafter of constituting a lien, charge, security interest or encumbrance against any of the Purchased Assets, or to which the Purchaser may become liable on or after the consummation of the transactions contemplated herein, except for the Permitted Encumbrances.

(g)
The books and records of the Vendor fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Vendor as at the date hereof, and all material financial transactions of the Vendor relating to the Business have been accurately recorded in such books and records.

(h)
The Vendor Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of the Vendor as at the date thereof and there will not be, prior to the Closing Date, any material increase in the liabilities of the Vendor other than increases arising as a result of carrying on the Business in the ordinary and normal course.  Since the date of the Vendor Financial Statements, there has been no event, occurrence or development that has had or that could reasonably be expected to have a material adverse effect on the Business or the Purchased Assets.

(i)
The entering into this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any term or provision of any instrument or agreement, written or oral, to which the Vendor may be a party, and will not, to the best of the knowledge of the Vendor, result in the violation of any law or regulation of the United States or of any statements in which it is resident or in which the Business is or at the Closing Date will be carried on or of any local laws, municipal bylaws or ordinances to which the Vendor or the Business may be subject.

(j)
There are no actions, suits or proceedings pending or threatened against or affecting the Vendor or affecting the Purchased Assets, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and the Vendor is not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

(k)	No person other than the Vendor has any beneficial or legal interest in the Purchased Assets, with the exception of the Permitted Encumbrances.

(l)	The Purchased Assets are in good operating condition and are in a state of good repair and maintenance.

(m)
The Vendor does not have any outstanding material agreements, contracts or commitments, whether written or oral, of any nature or kind whatsoever, including, but not limited to, employment, service, consulting or pension agreements, other than those agreements set forth in the Vendor’s filings with the SEC.

(n)
The Vendor has the right to use all of the intellectual property necessary to conduct the Business, including, but not limited to, the patents, trademarks, trade names and copyrights both domestic and foreign, set out in the Schedules hereto.

(o)
The Vendor has made full disclosure to the Purchaser of all aspects of the Business and has made all of its books and records available to the representatives of the Purchaser in order to assist the Purchaser in the performance of its due diligence searches and no material facts in relation to the Purchased Assets have been concealed by the Vendor.

6.2          The Vendor acknowledges and agrees that the Purchaser, Dane and the Principal Shareholder has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Purchaser, Dane and the Principal Shareholder and that no information which is now known or should be known or which may hereafter become known to the Purchaser, Dane and the Principal Shareholder or their respective officers, directors or professional advisors will limit or extinguish the right to indemnify hereunder.

7.             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND DANE

7.1          The Purchaser and Dane represent and warrant to the Vendor and acknowledges that the Vendor is relying upon such representations and warranties in entering into this agreement:

(a)
The Purchaser has been duly incorporated and organized, is validly existing and is in good standing under the laws of the state of Nevada, and has the corporate power to own or lease its property and to carry on its business.

(b)
Dane has been duly incorporated and organized, is validly existing and is in good standing under the laws of the state of Nevada, and has the corporate power to own or lease its property and to carry on its business.

(c)
The authorized capital of Dane consists of 250,000,000 shares of common stock, with a par value of $0.001 per share, of which 53,600,000 shares of common stock are currently issued and outstanding as fully paid and non-assessable shares.

(d)
No person, firm or corporation has any agreement or option, including convertible securities, warrants or convertible obligations of any nature, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Dane.

(e)	The directors of the Purchaser are:

Name	Position
David Christie	Director, President, Secretary and Treasurer

(f)	The directors of Dane are:

Name	Position
David Christie	Director, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer

(g)	The Dane Financial Statements present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Dane as at the date thereof.

(h)
There have been no material adverse changes in the financial position or condition of Dane or damage, loss or destruction materially affecting the business or property of Dane from the date of the Dane Financial Statements to the Closing Date except as may be disclosed by Dane in Current Reports on Form 8-K filed with the SEC.

(i)
Dane and the Purchaser have made full disclosure to the Vendor of all material aspects of Dane and the Purchaser’s business and has made all of its books and records available to the representatives of the Vendor in order to assist the Vendor in the performance of its due diligence searches and no material facts in relation to Dane and the Purchaser’s business have been concealed by Dane and the Purchaser.

(j)
Neither Dane nor the Purchaser is a party to or bound by any agreement or guarantee, warranty, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other person, firm or corporation.

(k)
There are no actions, suits or proceedings (whether or not purportedly on behalf of Dane or the Purchaser), pending or threatened against or affecting Dane, the Purchaser or their business, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and Dane and the Purchaser are not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

(l)
Dane’s shares of common stock are quoted on the FINRA OTC Bulletin Board and the OTC Markets QB and Dane is not in breach of any regulation, by-law or policy of, or any of the terms and conditions of its quotation on the FINRA OTC Bulletin Board or the OTC Markets QB applicable to Dane or its operations.

(m)	Neither Dane nor the Purchaser currently have any employees and is not party to any collective agreements with any labour unions or other association of employees.

(n)
The entering into this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any term or provision of the articles of incorporation or bylaws of the Purchaser and Dane or of any indenture, instrument or agreement, written or oral, to which the Purchaser and Dane may be a party.

(o)
There are no actions, suits or proceedings pending or threatened against or affecting the Purchaser and Dane, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and the Purchaser and Dane are not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

7.2          The Purchaser and Dane acknowledge and agree that the Vendor has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement notwithstanding any independent searches or investigations that may be undertaken by or on behalf of the Vendor and that no information which is now known or should be known or which may hereafter become known to the Vendor or its respective officers, directors or professional advisors will limit or extinguish the right to indemnify hereunder.

8.             REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL SHAREHOLDER

8.1          The Principal Shareholder represents and warrants to the Vendor and acknowledges that the Vendor is relying upon such representations and warranties in entering into this agreement:

(a)
The Principal Shares are owned by the Principal Shareholder as the beneficial and recorded owner with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever.

(b)
The entering into this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any term or provision of the articles of incorporation or bylaws of the Principal Shareholder or of any indenture, instrument or agreement, written or oral, to which the Principal Shareholder may be a party.

(c)
There are no actions, suits or proceedings pending or threatened against or affecting the Principal Shareholder, at law or in equity, or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and the Principal Shareholder are not aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

8.2          The Principal Shareholder acknowledges that he has been advised to obtain independent legal advice.

9.              ACTS IN CONTEMPLATION OF CLOSING

9.1          The Vendor covenants and agrees with Dane, the Purchaser and the Principal Shareholder to, prior to or on the Closing Date, deliver to Dane and the Purchaser those audited and unaudited financial statements of the Vendor as are required by Rule 3-05, Rule 8-04 and Article 11 of Regulation S-X, as applicable, of the SEC in order to permit Dane to make the SEC filings required in respect of the acquisition of the Purchased Assets in accordance with this Agreement, including, but not limited to, annual financial statements for the year ended December 31, 2012, prepared in accordance with United States Generally Accepted Accounting Procedures (“US GAAP”) and audited in accordance with PCAOB audit standards, and unaudited interim financial statements for the period ended September 30, 2013, prepared in accordance with US GAAP.

9.2          The Vendor will assist Dane in preparing an information statement required under Rule 502 of Regulation D and will provide such information relating to the Vendor as may be necessary.

9.3          Dane will take such steps as may be necessary, including the filing of an information statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder, to effect the following changes in the officers and directors of Dane.

Name	Position
G. Dale Murray II	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer & Director

10.            CLOSING CONDITIONS

10.1         The obligation of the Purchaser and Dane to complete the purchase of the Purchased Assets will be subject to the fulfilment or satisfaction of, or compliance with, on or before the Closing Date, each of the following conditions precedent:

(a)
All of the representations and warranties of the Vendor made in or pursuant to this Agreement including, without limitation, the representations and warranties made by the Vendor set forth in section 6.1, will be true and correct in all material respects at the Closing and with the same effect as if made at and as of Closing.

(b)
At the Closing Date, there will have been no materially adverse change in the status or condition of the Purchased Assets that could have a materially adverse affect on the Purchased Assets or upon the Vendor’s ability to transfer and sell the same to the Purchaser on the terms and conditions set out in this Agreement.

10.2        In the event any of the foregoing conditions contained in Section 10.1 hereof are not fulfilled or performed at or before the Closing Date to the reasonable satisfaction of the Purchaser, Dane and the Principal Shareholder, the Purchaser, Dane and the Principal Shareholder may terminate this Agreement by written notice to the Vendor and in such event the Purchaser will be released from all further obligations hereunder but any of such conditions may be waived in writing in whole or in part by the Purchaser, Dane and the Principal Shareholder without prejudice to its rights of termination in the event of the non-fulfilment of any other conditions.

10.3        The obligation of the Vendor to complete the sale of the Purchased Assets will be subject to the fulfilment or satisfaction of, or compliance with, on or before the Closing Date, the following condition precedent:

(a)
All of the representations and warranties of the Purchaser and Dane made in or pursuant to this Agreement including, without limitation, the representations and warranties made by the Purchaser and Dane set forth in paragraph 7.1, will be true and correct in all material respects at the Closing and with the same effect as if made at and as of Closing.

(b)
At the Closing Date there will have been no materially adverse change in the affairs, assets, liabilities, financial condition or business (financial or otherwise) of Dane and the Purchaser from that shown on or reflected in the Dane Financial Statements.

(c)	Dane will have made the Schedule 14F-1 Information Statement filing as required under paragraph 9.2.

10.4        In the event that the foregoing conditions contained in Section 10.3 hereof are not fulfilled or performed at or before the Closing Date to the reasonable satisfaction of the Vendor, the Vendor will have all the rights and privileges granted to the Purchaser under Section 10.2, mutatis mutandis.

11.           CLOSING ARRANGEMENTS

11.1        The closing will take place on the Closing Date at the offices of the Purchaser's solicitors (the "Closing").

11.2        On the Closing Date, the Vendor will deliver to the Purchaser and Dane:

(a)
a general conveyance of the Purchased Assets to the Purchaser and all other deeds of conveyance, bills of sale, transfer and assignments, duly executed, in form and content satisfactory to the Purchaser's solicitors appropriate to effectively vest good and marketable title to the Purchased Assets into the name of the Purchaser free and clear of all encumbrances, with the exception of the Permitted Encumbrances, and immediately registerable in all places where registration is necessary or desirable to effect the valid transfer of the Business and the Purchased Assets to the Purchaser; and

(b)	possession of the Purchased Assets.

11.3        On the Closing Date, the Purchaser and Dane will deliver to the Vendor the following:

(a)
certificates representing the Dane Shares duly endorsed with legends, acceptable to Dane's counsel, respecting restrictions on transfer as required by or necessary under the applicable securities legislation of the United States or any state; and

(b)	sequential resignations and directors resolutions such that the following will have been appointed directors and/or officers of Dane immediately following closing:

Name	Position
George Dale Murray II	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer & Director

11.4        On the Closing Date, the Principal Shareholder will surrender to Dane the certificates representing 49,800,000 of the Principal Shares duly endorsed in blank for transfer or with a stock power of attorney (in either case with the signature guaranteed by the appropriate official) for cancellation.

11.5        Following the Closing Date Dane will make all required filings and pay all required fees required for “OTC reporting issuers” under MI 51-105.

12.           INDEMNIFICATION

12.1        The Vendor will indemnify and save harmless the Purchaser and Dane from and against any and all losses, claims, damages (including lost profits, consequential damages, interest, penalties, fines and monetary sanctions), liabilities and costs incurred or suffered by the Purchaser and Dane by reason of, or resulting from, in connection with or arising in any manner whatsoever out of the breach of any warranty or the inaccuracy of any representation of the Vendor contained or referred to in this Agreement or in any agreement, instrument or document delivered by or on behalf of the Vendor in connection with this Agreement.

12.2        The Purchaser and Dane will indemnify and save harmless the Vendor from and against any and all losses, claims, damages (including lost profits, consequential damages, interest, penalties, fines and monetary sanctions), liabilities and costs incurred or suffered by the Vendor by reason of, or resulting from, in connection with or arising in any manner whatsoever out of the breach of any warranty or the inaccuracy of any representation of the Purchaser and Dane contained or referred to in this Agreement or in any agreement, instrument or document delivered by or on behalf of the Purchaser in connection with this Agreement.

13.           GENERAL PROVISIONS

13.1        Time will be of the essence of this Agreement.

13.2        The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

13.3        This Agreement will enure to the benefit of and be binding upon the Vendor, the Purchaser and Dane and, as applicable, their heirs, executors, administrators, successors and assigns.

13.4        This Agreement contains the whole agreement between the parties hereto in respect of the subject matter of this Agreement and there are no warranties, representations, terms, conditions or collateral agreements expressed, implied or statutory, other than as expressly set forth in this Agreement.

13.5        Any notice to be given under this Agreement will be duly and properly given if made in writing and by delivering or faxing the same to the addressee at the address as set out on page one of this Agreement.  Any notice given as aforesaid will be deemed to have been given or made on, if delivered, the date on which it was delivered or, if facsimile, on the next business day after it was facsimiled.  Any party hereto may change its address for notice from time to time by notice given to the other parties hereto in accordance with the foregoing.

13.6        If any provision of this Agreement will be invalid, illegal or unenforceable in any respect under any applicable law, such provision may be severed from this Agreement, and the validity, legality and enforceability of the remaining provisions hereof will not be affected or impaired by reasons thereof.

13.7         This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the state of Nevada.

-THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK-

13.8        This Agreement may be executed in one or more counter-parts, each of which so executed will constitute an original and all of which together will constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the day and year first above written.

DANE ACQUISITION CORP.
a Nevada corporation
by its authorized signatory:

/s/ David Christie
_____________________________
David Christie, CEO

DANE EXPLORATION INC.
a Nevada corporation
by its authorized signatory:

/s/ David Christie
_____________________________
David Christie, CEO

PORTUS HOLDINGS INC.
a Nevada corporation
by its authorized signatory:

/s/ G. Dale Murray, II
_____________________________
G. Dale Murray, II, CEO

SIGNED, SEALED AND DELIVERED
BY DAVID CHRISTIE
in the presence of:

/s/ James Christie ______________________________	/s/ David Christie _____________________________
Signature	DAVID CHRISTIE

James Christie
Name

#208 – 7240 Lindsay Road
Address

Richmond, British Columbia

SCHEDULE A

to that Asset Purchase Agreement dated as of the 29th day of January, 2014

LIST OF ASSETS AND INTELLECTUAL PROPERTY

1.	Purchased Assets

The Purchased Assets include all assets, designs, schematics, business models, servers, contracts to use cloud servers, software and websites in order to implement the Business.

2.	Intellectual Property and Business Model

The business model and Intellectual Property comprising the Purchased Assets include, but not limited to:

1.	Design of the cloud based integration of the food service supply chain;
2.	Alternative value concept for pricing in comparison to current market;
3.	Conceptual design for a multi-lingual cloud based translator (possibly patentable);
4.	Information standardization using GS-1 for proposed food driven bar code system;
5.	Potential to supply and maintain database for GS-1;
6.	Design of a local growers network to add to the supply chain;
7.	Design model for Data as a Service specific to food service supply chain; and
8.	Design model for Analytics as a Service specific to food service supply chain.

3.	Websites

The website(s) that comprise the Purchased assets include, but are not limited to:

www.portus-inc.com

and such other websites in order for the Purchaser to implement the Business.

SCHEDULE B

to that Asset Purchase Agreement dated as of the 29th day of January, 2014

PERMITTED ENCUMBRANCES

None.

SCHEDULE C

to that Asset Purchase Agreement dated as of the 29th day of January, 2014

EMPLOYMENT, SERVICE & PENSION AGREEMENTS OF THE VENDOR

None.

SCHEDULE D

to that Asset Purchase Agreement dated as of the 29th day of January, 2014

REAL PROPERTY & LEASES OF THE VENDOR

None.

SCHEDULE E

to that Asset Purchase Agreement dated as of the 29th day of January, 2014

LIST OF MATERIAL CONTRACTS

None.

SCHEDULE F

to that Asset Purchase Agreement dated as of the 29th day of January, 2014

EXCLUDED ASSETS

1.	Share Exchange Agreement dated October 12, 2012 among Portus Holdings Inc., Portus Acquisition Corp. and SureQuest Systems, Inc.

2.	Service Licensing Agreement dated February 8, 2013 between Portus Holdings Inc. and SureQuest Systems, Inc.